UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 30, 2008

WELLS FARGO & COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-02979 (Commission File Number)	No. 41-0449260 (I.R.S. Employer Identification No.)
420 Montgomery Street, San Francisco, California 94104
(Address of Principal Executive Offices) (Zip Code)
1-866-249-3302
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     On October 3, 2008, Wells Fargo & Company (“Wells Fargo” or the “Company”) and Wachovia Corporation (“Wachovia”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Wachovia will merge with and into the Company (the “Merger”) with the Company continuing as the surviving corporation.
     Subject to the terms and conditions of the Merger Agreement, which has been unanimously approved by the Boards of Directors of both companies, if the Merger is completed, each share of Wachovia common stock will be converted into 0.1991 (the “Exchange Ratio”) of a share of the Company’s common stock. Preferred stock of Wachovia will be exchanged for preferred stock issued by the Company having substantially identical terms. In addition, as of consummation of the Merger, outstanding Wachovia stock options and other stock-based awards will be converted into stock options and other stock-based awards with respect to shares of the Company’s common stock, with adjustments to reflect the Exchange Ratio.
     Consummation of the Merger is subject to certain customary conditions, including, among others, approval of the shareholders of Wachovia, governmental filings and regulatory approvals and expiration of applicable waiting periods, accuracy of specified representations and warranties of the other party, and material compliance by the other party with its obligations under the Merger Agreement.
     Preliminary unaudited pro forma condensed combined financial data reflecting the Merger and certain historical financial statements of Wachovia are attached hereto as Exhibits 99.1 and 99.2.
Forward-Looking Statements
     This filing contains forward-looking statements about Wells Fargo and Wachovia and the proposed transaction between the companies. There are several factors — many beyond Wells Fargo’s control — that could cause actual results to differ significantly from expectations described in the forward-looking statements. Among these factors are the receipt of necessary regulatory approvals and the approval of Wachovia shareholders. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date.
     For a discussion of factors that may cause actual results to differ from expectations, refer to each company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, and Annual Report on Form 10-K for the year ended December 31, 2007, including information incorporated into each company’s 10-K from their respective 2007 annual reports, filed with the Securities and Exchange Commission (“SEC”) and available on the SEC’s website at www.sec.gov.
More Information About The Merger And Where To Find It
     The proposed Merger will be submitted to Wachovia shareholders for their consideration. Wells Fargo will file with the SEC a registration statement on Form S-4 that will include a proxy statement of Wachovia that also constitutes a prospectus of Wells Fargo. Wachovia will mail the proxy statement-prospectus to its shareholders. Wachovia shareholders and other investors are urged to read the final proxy statement-prospectus when it becomes available because it will describe the proposed Merger and contain other important information. You may obtain copies of all documents filed with the SEC regarding the proposed Merger, free of charge, on the SEC’s website at www.sec.gov. You may also obtain free copies of these documents by contacting Wells Fargo or Wachovia, as follows:
     Wells Fargo & Company, Investor Relations, MAC A0101-025, 420 Montgomery Street, 2nd Floor, San Francisco, California 94104-1207, (415) 396-3668.
     Wachovia Corporation, Attention Investor Relations, One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288, (704) 374-6782.
     Wells Fargo and Wachovia and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Wachovia shareholders in connection with the proposed Merger. Information about Wells Fargo’s directors and executive officers and their ownership of Wells Fargo common stock is contained in the definitive proxy statement for Wells Fargo’s 2008 annual meeting of stockholders, as filed by Wells Fargo with the SEC on Schedule 14A on March 17, 2008. Information about Wachovia’s directors and executive officers and their ownership of Wachovia common stock is contained in the definitive proxy statement for Wachovia’s 2008 annual meeting of shareholders, as filed by Wachovia with the SEC on Schedule 14A on March 10, 2008. You may obtain free copies of these documents by contacting Wells Fargo or Wachovia at the contact information provided above. The proxy statement-prospectus for the proposed Merger will provide more information about participants in the solicitation of proxies from Wachovia shareholders.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

23.1	Consent of Independent Registered Public Accounting Firm of Wachovia Corporation, KPMG LLP
99.1	Unaudited Pro Forma Condensed Combined Financial Information
99.2	Financial Statements of Wachovia Corporation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2008	WELLS FARGO & COMPANY
	By:	/s/ Howard I. Atkins
Howard I. Atkins
Senior Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Independent Registered Public Accounting Firm of Wachovia Corporation, KPMG LLP
99.1	Preliminary Unaudited Pro Forma Condensed Combined Financial Data
99.2	Financial Statements of Wachovia Corporation